ANNUAL SHAREHOLDERS MEETING

Saturday, November 12, 2016

12 Noon to 3 PM

Gilley’s Dallas

1135 South Lamar

Lone Star Room

Dallas, TX 75215

I.                   Lunch – Noon to 1 PM

a.       RMHB will provide a seated lunch for the first 250 guests to register for the meeting.

b.      Hillbilly Vegas will provide the entertainment during lunch.

II.                Shareholder Meeting – 1 PM to 2:30 PM

a.       Introduction of Officers and Directors

b.      Review of Fiscal Year 2016 Financial Results and Form 10-K

                                                              i.      The 2016 Form 10-K can be found at: https://www.sec.gov/Archives/edgar/data/1670869/000166357716000330/mainbody.htm

c.       Eagle Spirit Spring Water

d.      Plans for Fiscal Year 2017 and Beyond

e.       Q & A

III.             Closing Comments – 2:30 PM to 3:00 PM

Notes:

  The shareholder meeting will be informational in nature, and no proposals will be submitted to a shareholder vote.
  Self-parking on-site at Gilley’s will be covered by the Company.
  For shareholders who are traveling from out of town, we have arranged special rates with nearby hotels. Please contact Jenny at jenny@rockymountainhighbrands.com for details.

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